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                                                                    EXHIBIT 10.1


               SETTLEMENT AND REIMBURSEMENT AGREEMENT AND RELEASE
               --------------------------------------------------

              This Settlement and Reimbursement Agreement and Release ("Agreement") is entered into as of January 1, 2003, between and among MM Companies, Inc. ("MM"), Liquid Audio, Inc. ("Liquid Audio"), Raymond A. Doig, Gerald W. Kearby, Robert G. Flynn, Stephen V. Imbler and Ann Winblad (the "Individual Defendants", and with Liquid Audio, the "Defendants").

              WHEREAS, on May 3, 2002 MM commenced an action in the Court of Chancery of the State of Delaware seeking to compel Liquid Audio to hold its annual meeting of stockholders and on May 30, 2002, MM commenced an action in the Court of Chancery of the State of Delaware seeking inspection of stockholder records of Liquid Audio (collectively, the "Meeting Litigation");

              WHEREAS, on July 23, 2002 MM commenced an individual action in the Court of Chancery of the State of Delaware alleging breaches of fiduciary duty by the Individual Defendants, challenging a proposed merger agreement between Liquid Audio and Alliance Entertainment Corp. and alleging that Alliance aided and abetted the purported breaches of fiduciary duties, captioned MM COMPANIES, INC. V. LIQUID AUDIO, INC., ET AL., Del. Ch., C.A. No. 19773 (the "Fiduciary Duty Action"), which was dismissed without prejudice by MM on December 12, 2002;

              WHEREAS, on August 20, 2002 Liquid Audio commenced an action in the U.S. District Court for the Southern District of New York against MM and Steel Partners II, L.P., alleging violations of the Investment Company Act, and various provisions of the Securities Exchange Act captioned LIQUID AUDIO, INC.
V. MM COMPANIES, INC. ET AL., C.A. No. 02 Civ. 6649 (the "New York Action");
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              WHEREAS, MM solicited proxies in respect of various proposals presented at Liquid Audio's 2002 Annual Meeting of Stockholders (the "Meeting") held on September 26, 2002 (the "Solicitation");

              WHEREAS, as a result of the Solicitation, two nominees of MM were elected as directors by the stockholders at the Meeting;

              WHEREAS, MM and Defendants desire to avoid the hazards, uncertainties, and expense of continued litigation between themselves and have agreed to settle and dismiss the Fiduciary Duty Action and the New York Action upon the terms and conditions set forth in this Agreement.

              NOW, THEREFORE, in consideration of the mutual promises, pledges, covenants, and agreements contained herein and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

              1. DISMISSAL OF THE FIDUCIARY DUTY ACTION: The parties hereby stipulate that the prior dismissal of the Fiduciary Duty Action shall be deemed to have been with prejudice, and the parties, through their counsel, shall execute any further documents appropriate to confirm this stipulation.

              2. DISMISSAL OF THE NEW YORK ACTION: Not later than two (2) business days after the execution of this Agreement the parties, through their respective counsel, shall take such steps as are necessary to obtain a dismissal (with prejudice) of the New York Action, including submitting to the U.S. District Court for the Southern District of New York a stipulation and order of dismissal.

              3. PAYMENT TO MM: Within two (2) business days after the dismissal of the New York Action by the U.S. District Court for the Southern District of New York, Liquid Audio
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shall pay to MM the sum of nine hundred twenty-nine thousand dollars
($929,000.00) (the "Settlement Amount"), by wire transfer of immediately available funds. The Settlement Amount represents the amount of MM's reasonable fees and expenses associated with the (a) Solicitation and (b) the Meeting Litigation, the Fiduciary Duty Action and the New York Action (collectively, the "Relevant Actions").

              4. NO ADMISSION OF LIABILITY: It is understood and agreed by the parties that the payment of the Settlement Amount by Liquid Audio is made in compromise of all disputed claims related to the Solicitation and the Relevant Actions and should not be construed as an admission of liability by MM, Liquid Audio or any of the Individual Defendants named in the Fiduciary Duty Action, including Raymond A. Doig, Gerald W. Kearby, Robert G. Flynn, Stephen V. Imbler, and Ann Winblad.

              5. RELEASE OF THE DEFENDANTS: MM and its past, present, and future parents, subsidiaries, directors, officers, and affiliated persons, firms, corporations, and associations, and their predecessors, successors, and assigns (hereinafter the "RELEASORS"), hereby remise, release, and forever quitclaim and discharge Defendants, and their past, present, and future parents, subsidiaries, owners and affiliated persons, firms, corporations, and associations, and all of such parties' directors (including, James Somes and Judith Frank), officers, agents, employees, representatives, attorneys, trustees, stockholders, owners, predecessors, successors, and assigns (hereinafter the "RELEASEES"), from and against any and all actions, causes of action, suits, covenants, liabilities, demands, contracts, agreements, claims (including claims for fraud and fraudulent inducement to enter into this settlement agreement and release), obligations, damages, costs, and expenses of every kind whatsoever, in law or in equity, civil or criminal, which any of the RELEASORS ever had or now has against any of the RELEASEES arising from or in any way
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relating to the Relevant Actions or any claims or causes of action that were asserted in the Relevant Actions; provided, however, that (i) Defendants shall not be released from their obligations, if any, under this Agreement, and (ii) Defendants shall not be released from the claims presented in the action captioned MM COMPANIES, INC. V. LIQUID AUDIO, INC., ET AL., Del. Ch., C.A. No 19869 and the appeal from that action captioned MM COMPANIES, INC. V. LIQUID AUDIO, INC., Del. Supr., No. 606, 2002, which is currently pending before the Delaware Supreme Court (the "DGCLss.225 Action"), and all such claims are specifically preserved.

              6. RELEASE OF MM: Defendants, and their past, present, and future parents, subsidiaries, directors, officers, and affiliated persons, firms, corporations, and associations, and their predecessors, successors, and assigns (the "RELEASORS"), hereby remise, release, and forever quitclaim and discharge MM, and their past, present, and future parents, subsidiaries, owners and affiliated persons, firms, corporations, and associations, and all of such parties' directors, officers, agents, employees, representatives, attorneys, trustees, stockholders, owners, predecessors, successors, and assigns (the "RELEASEES"), from and against any and all actions, causes of action, suits, covenants, liabilities, demands, contracts, agreements, claims (including claims for fraud and fraudulent inducement to enter into this settlement agreement and release), obligations, damages, costs, and expenses of every kind whatsoever, in law or in equity, civil or criminal, which any of the RELEASORS ever had or now has against any of the RELEASEES arising from or in any way relating to the Relevant Actions or any claims or causes of action that were asserted in the Relevant Actions; provided, however, that MM shall not be released from its obligations, if any, under this Agreement.

              7. NO SOLICITATION OF CLAIMS BY MM: MM and its affiliates represent, warrant and covenant that, with the exception of claims asserted in the DGCL ss. 225 Action, they have not
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and shall not solicit, induce, encourage, assist or aid and abet the prosecution of any claims against Liquid Audio, its directors and officers, whether individual or derivative, by any other stockholder or person relating to any acts or conduct prior to the date hereof alleged in any of the Relevant Actions.


              8. NO SOLICITATION OF CLAIMS BY DEFENDANTS: Defendants and their affiliates represent, warrant and covenant that they have not and shall not solicit, induce, encourage, assist or aid and abet the prosecution of any claims against MM, its directors and officers, whether individual or derivative, by any other stockholder or person relating to any acts or conduct prior to the date hereof alleged in any of the Relevant Actions.

              9. NO MODIFICATION, CHANGE, OR WAIVER UNLESS IN WRITING: No alterations, modifications, supplements, changes, amendments, waivers, or termination of this Agreement shall be valid unless in writing and executed by all of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar).

              10. INTERPRETATION: The captions and headings of the sections of this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and his, her or its counsel, after negotiation and consultation, has reviewed this Agreement. As such, the terms of this Agreement shall be fairly construed, and the rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments or modifications hereto.

              11. SEVERABILITY: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but if any provision of this


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Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

              12. APPLICABLE LAW AND JURISDICTION: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereby submit to the non-exclusive jurisdiction of the respective federal and state courts in and of the State of Delaware, and the parties irrevocably waive and agree not to assert whatever rights they may have to challenge or dispute such jurisdiction or venue therein.

              13. EFFECTIVE DATE: This Agreement shall only become effective upon the execution of this Agreement by all of the parties hereto, and the execution by one or more of the parties prior to the execution of this Agreement by all of the other parties shall not have any force or effect and shall in no way prejudice any party so executing this Agreement.

              14. NO REPRESENTATIONS OR PROMISES: It is expressly understood and agreed that there have not been any promises, agreements, warranties, representations, or inducements, whether oral or written, expressed or implied, made by any party hereto, except to the extent expressly set forth herein.

              15. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto, their parents, subsidiaries and affiliated corporations, their successors and assigns, and each of their officers, directors, stockholders, employees, agents, representatives, and successors and assigns. The parties hereto agree that any assignee or successor in interest of any party shall have all of the rights and obligations accorded such entities' assignor or predecessor in interest under this Agreement.
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              16. COMPLETE AGREEMENT: This Agreement contains the entire agreement of the parties hereto and supersedes all prior and contemporaneous discussions, negotiations, understandings, and agreements, whether oral or written, expressed or implied, between and among the parties hereto regarding the subject matter of this Agreement.

              17. EXECUTION OF DOCUMENTS: Each party hereby expressly represents and warrants that the individual executing this Agreement on his or its behalf is fully authorized by such party to execute this Agreement and to bind such party.

              18. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the parties hereto duly executed and
delivered this Agreement as of the date first written above.


MM COMPANIES, INC.                     LIQUID AUDIO, INC.


By: /s/ James Mitarotonda                 By:/s/ Raymond A. Doig
    --------------------------------      --------------------------------
    JAMNES MITAROTONDA                    RAYMOND A. DOIG



/s/ Raymond A. Doig                    /s/ Gerald W. Kearby
------------------------------------   -----------------------------------
RAYMOND A. DOIG                        GERALD W. KEARBY






/s/ Robert G. Flynn                    /s/ Stephen V. Imbler
------------------------------------   -----------------------------------
ROBERT G. FLYNN                        STEPHEN V. IMBLER







/s/ Ann Winblad
------------------------------------
ANN WINBLAD